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                      INCREASED OFFER BY VGR HOLDING INC.
                                  TO EXCHANGE
                        0.54 OF A SHARE OF COMMON STOCK
                                       OF

                               VECTOR GROUP LTD.
                                      FOR
                         EACH OUTSTANDING COMMON SHARE
                                       OF

                             NEW VALLEY CORPORATION

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME, ON
            FRIDAY, DECEMBER 9, 2005, UNLESS THE OFFER IS EXTENDED.

                               November 23, 2005

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

     VGR Holding Inc., a Delaware corporation (the "Offeror"), and a wholly-owned subsidiary of Vector Group Ltd., a Delaware corporation ("Vector"), has amended its offer to exchange each outstanding common share, par value $.01 per share (collectively, the "Shares"), of New Valley Corporation, a Delaware corporation ("New Valley"), by increasing the consideration offered to 0.54 of a share of common stock, par value $.10 per share, of Vector (the "Vector Shares") and cash in lieu of fractional shares, upon the terms and subject to the conditions set forth in the Vector Prospectus dated November 23, 2005 (the "Prospectus") and in the related Letter of Transmittal (which, as amended or supplemented from time to time, collectively constitute the "Offer"). We have been appointed by the Offeror to act as Dealer Manager in connection with the Offer.

     Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares registered in your name or in the name of your nominee.

     The Offer is conditioned upon a sufficient number of Shares being validly tendered and not properly withdrawn prior to the expiration of the Offer such that, giving effect to the Offer, Vector owns at least 90% of the total number of outstanding Shares. The Offer is also subject to other terms and conditions described in the Prospectus.

     Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

          1. The Prospectus dated November 23, 2005.

          2. The Letter of Transmittal for your use to tender Shares and for the information of your clients. Manually signed copies of the Letter of Transmittal may be used to tender Shares.

          3. A printed form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer.

          4. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9.

          5. A return envelope addressed to American Stock Transfer & Trust Company (the "Exchange Agent and Depositary").
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     YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS
PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, DECEMBER 9, 2005, UNLESS THE OFFER IS EXTENDED.

     In order to accept the Offer, a duly executed and properly completed Letter of Transmittal and any required signature guarantees, or an "agent's message" (as defined in the Prospectus) in connection with a book-entry delivery of Shares, and any other required documents should be sent to the Exchange Agent and Depositary and either Share Certificates representing the tendered Shares should be delivered to the Exchange Agent and Depositary, or Shares should be tendered by book-entry transfer into the Exchange Agent and Depositary's account maintained at one of the Book Entry Transfer Facilities (as described in the Prospectus), all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus. Shares validly tendered in connection with the Offeror's offer commenced on October 20, 2005 at an exchange ratio of 0.461 and not properly withdrawn will automatically be considered tendered into this revised offer at an exchange ratio of 0.54. TENDERS BY NOTICE OF GUARANTEED DELIVERY WILL NOT BE ACCEPTED.

     The Offeror will not pay any commissions or fees to any broker, dealer or other person, other than the Information Agent, Dealer Manager and "soliciting dealers" (as defined in the Prospectus), for soliciting tenders of Shares pursuant to the Offer. The Offeror will, however, upon request, reimburse you for customary clerical and mailing expenses incurred by you in forwarding any of the enclosed materials to your clients.

     Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed material may be obtained from, the Information Agent or Dealer Manager at the address and telephone number set forth on the back cover of the Prospectus.

                                         Very truly yours,

                                         Georgeson Shareholder Securities
                                         Corporation

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF VECTOR, THE OFFEROR, NEW VALLEY, THE INFORMATION AGENT, THE DEALER MANAGER, OR THE EXCHANGE AGENT AND DEPOSITARY, OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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